SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 24, 2009 (February 19, 2009)
Republic Services, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-14267	65-0716904
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On February 19, 2009, the board of directors of Republic Services, Inc. (the “Company”) approved and the Company entered into the Second Amended and Restated Employment Agreement with James E. O’Connor (the “Agreement”), which superseded the Executive Employment Agreement between Mr. O’Connor and the Company, dated as of February 21, 2007. The Agreement, which is effective as of December 5, 2008, increases Mr. O’Connor’s base salary from $856,800 to $1,100,000. The Agreement also, among other things, increases Mr. O’Connor’s target annual bonus percentage from 120% to 130%, provides that the Company will credit $2,250,000 to Mr. O’Connor’s deferred compensation account on January 1, 2010 (provided that he is employed on that date) and entitles Mr. O’Connor to participate in the Company’s contemplated synergy incentive plan.
The above summary of the Agreement is not complete and is qualified in its entirety by reference to the terms of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Second Amended and Restated Employment Agreement, effective as of December 5, 2008, by and between Republic Services, Inc. and James E. O’Connor

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 24, 2009

REPUBLIC SERVICES, INC.

By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial
Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting
Officer (Principal Accounting Officer)